POWER OF ATTORNEY

           KNOW ALL MEN BY THESE PRESENTS, that each officer or director of KeySpan Corporation (the ACorporation@) whose signature appears below constitutes and appoints Gerald Luterman and Ronald S. Jendras, and each of them, lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign the Corporation=s Registration Statement on Form S-8 relating to the shares of the Corporation=s Common Stock issuable under the KeySpan Energy 401(k) Plan for Management Employees and the KeySpan Energy 401(k) Plan for Union Employees and to sign any and all amendments (including post-effective amendments) and supplements thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated:     June 29, 2000                                  /s/Lilyan H. Affinito
                                                         ----------------------
                                                             Lilyan H. Affinito

                                   RESOLUTIONS

           RESOLVED, That the KeySpan Energy 401(k) Plan for Management Employees and the KeySpan Energy 401(k) Plan for Union Employees (the "Plans") in the form presented to the Board, or substantially similar to the form presented to the Board and filed with the records of this meeting be, and the same hereby is, approved and adopted;

           RESOLVED, That the proper officers of the Corporation are, authorized, empowered and directed in the name and on behalf of the Corporation to execute and file with the Securities and Exchange Commission one or more registration statements (or any amendments or modifications thereto) in compliance with the Securities Act of 1933, as amended, in such form as the General Counsel or Deputy General Counsel of the Corporation shall approve, for the registration of up to 6.2 million shares of common stock of the Corporation to be issued pursuant to the Plans;

           RESOLVED, That the proper officers of the Corporation hereby are, and each of them with the full authority to act without the others hereby is, authorized, empowered and directed, in the name and on behalf of the Corporation, to take, or cause to be taken, all actions necessary or desirable to effect the listing and trading of such common stock on the New York Stock Exchange and the Pacific Stock Exchange, including the preparation, execution, and filing on behalf of the Corporation of a listing application and any other document as such proper officers deem necessary or desirable (the execution and filing by such officers or officer to be conclusive evidence of the approval thereof by the directors of the Corporation), the payment by the Corporation of filing, listing, or application fees, the preparation of temporary and permanent certificates for the common stock, and the appearance of any such officers before such stock exchanges;

           RESOLVED, That the proper officers of the Corporation are, authorized, empowered and directed in the name and on behalf of the Corporation to execute and deliver any and all such documents, certificates, instruments, agreements, or regulatory filing, including any amendments, modifications, or supplements thereto, and to take all such further action as any such officer or other such authorized person deems necessary, proper, convenient, or desirable in order to carry out the foregoing resolutions and to effectuate the purposes and intents thereof, the taking of any such action to be conclusive evidence of the approval thereof by the directors of the Corporation; and

           FURTHER RESOLVED, That each of the Chairman, Chief Executive Officer, President, any Senior Vice President or any Vice President of the Corporation shall be considered a proper officer of the Corporation for the purposes of each of the foregoing resolutions.

Dated:     June 29, 2000